       As filed with the Securities and Exchange Commission on November 15, 2001
                                                      Registration No.__________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                                   ARIBA, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         7372                77-0439730
  (State or other jurisdiction        (Primary Standard       (IRS Employer
of incorporation or organization) Industrial Classification  Identification No.)
                                          Code Number)

                                807 11th Avenue
                           Sunnyvale, California 94089
                                 (650) 390-1000
               (Address of principal executive offices) (Zip Code)

                               -------------------

                 SupplierMarket.com, Inc. 1999 Stock Option Plan
            Tradex Technologies, Inc. 1997 Employee Stock Option Plan
         Tradex Technologies, Inc. 1999 Stock Option/Stock Issuance Plan
                      TradingDynamics, Inc. 1998 Stock Plan
                      TradingDynamics, Inc. 1999 Stock Plan
                            (Full title of the Plans)

                               -------------------

                               Robert M. Calderoni
    President, Chief Executive Office, Chief Financial Officer, and Director
                                   ARIBA, INC.
                                 807 11th Avenue
                           Sunnyvale, California 94089

                     (Name and address of agent for service)
                                 (650) 390-1000
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
            Title of                                   Proposed Maximum      Proposed Maximum
           Securities                     Amount           Offering             Aggregate            Amount of
              to be                       to be              Price              Offering           Registration
           Registered                 Registered (1)       per Share            Price (2)              Fee
           ----------                 --------------   -----------------     ----------------      ------------
SupplierMarket.com, Inc.
------------------------
1999 Stock Option Plan
----------------------
Options to purchase Common Stock       772,690                 N/A                   N/A                  N/A
Common Stock (par value $.002)         772,690 shares        $4.345             $3,357,338.05           $839.33

Tradex Technologies, Inc.
-------------------------
1997 Employee Stock Option Plan
-------------------------------
Options to purchase Common Stock       39,578                  N/A                   N/A                  N/A
Common Stock (par value $.002)         39,578 shares         $4.345              $171,966.41            $42.99

Tradex Technologies, Inc.
-------------------------
1999 Stock Option/Stock Issuance Plan
-------------------------------------
Options to purchase Common Stock       200,678                 N/A                   N/A                  N/A
Common Stock (par value $.002)         200,678 shares        $4.345              $871,945.91            $217.99

TradingDynamics, Inc.
---------------------
1998 Stock Plan
---------------
Options to purchase Common Stock       499,993                 N/A                   N/A                  N/A
Common Stock (par value $.002)         499,993 shares        $4.345             $2,172,469.59           $543.12

TradingDynamics, Inc.
---------------------
1999 Stock Plan
---------------
Options to purchase Common Stock       582,171                 N/A                   N/A                  N/A
Common Stock (par value $.002)         582,171 shares        $4.345             $2,529,533.00           $632.38

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SupplierMarket.com, Inc. 1999 Stock Option Plan, Tradex Technologies, Inc. 1997 Employee Stock Option Plan, Tradex Technologies, Inc. 1999 Stock Option/Stock Issuance Plan, TradingDynamics, Inc. 1998 Stock Plan, and TradingDynamics, Inc. 1999 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ariba, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Ariba, Inc. as reported on the Nasdaq National Market on November 9, 2001.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

     Ariba, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, March 31, 2001, and June 30, 2001; and

     (c)  The Registrant's Current Report on Form 8-K filed April 3, 2001; and

     (d) The Registrant's Registration Statement No. 000-26299 on Form 8-A12G filed with the SEC on June 8, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed
        -----------------------------------

     Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number        Exhibit
--------------        -------
      4               Instrument  Defining Rights of Stockholders.  Reference is
                      made to Registrant's Registration Statement No. 000-26299 on Form 8-A12G, together with all amendments thereto, which is incorporated herein by reference pursuant to Item
                      3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1              Consent of Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings
        ------------

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the SupplierMarket.com, Inc. 1999 Stock Option Plan, Tradex Technologies, Inc. 1997 Employee Stock Option Plan, Tradex Technologies, Inc. 1999 Stock Option/Stock Issuance Plan, TradingDynamics, Inc. 1998 Stock Plan, and the TradingDynamics, Inc. 1999 Stock Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 15th day of November, 2001.

                                   ARIBA, INC.

                                   By: /s/ Robert M. Calderoni
                                      ------------------------------------------
                                        Robert M. Calderoni
                                        President, Chief Executive Officer,
                                         Chief Financial Officer, and Director

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Ariba, Inc., a Delaware corporation, do hereby constitute and appoint Robert M. Calderoni the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                   Date
---------                                 -----                                   ----
                                          President, Chief Executive Officer,
         /s/ Robert M. Calderoni          Chief Financial Officer, and Director   November 15, 2001
----------------------------------------  (Principal Executive Officer)
           Robert M. Calderoni

                                          President, Chief Executive Officer,
                                          Chief Financial Officer, and Director   November 15, 2001
          /s/ Robert M. Calderoni         (Principal Financial and Accounting
----------------------------------------  Officer)
           Robert M. Calderoni


Signature                                 Title                                   Date
---------                                 -----                                   ----

                                          Director                                _____________  __, 2001
----------------------------------------
              Paul Hegarty


           /s/ Robert C. Kagle            Director                                November 15, 2001
----------------------------------------
             Robert C. Kagle


       /s/ Robert E. Knowling, Jr.        Director                                November 15, 2001
----------------------------------------
         Robert E. Knowling, Jr.


            /s/ Keith Krach               Chairman of the Board                   November 15, 2001
----------------------------------------
               Keith Krach


                                          Director                                _____________  __, 2001
----------------------------------------
              Masayoshi Son


                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
      4               Instrument  Defining Rights of Stockholders.  Reference is
                      made to Registrant's Registration Statement No. 000-26299 on Form 8-A12G, together with all amendments thereto, which is incorporated herein by reference pursuant to Item
                      3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1              Consent of Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.